Exhibit 10(b)

CIVIL SETTLEMENT AGREEMENT

I. PARTIES

                This Settlement Agreement (“Agreement”) is entered into between the following (hereinafter “the Parties”) through their authorized representatives:

                (a) the United States of America, acting through the United States Department of Justice and on behalf of the Office of

Inspector General (“OIG-HHS”) of the Department of Health and Human Services (“HHS”); the TRICARE Management Activity (“TMA”) (formerly the Office of Civilian Health and Medical Program of the Uniformed Services (“OCHAMPUS”)), through its General Counsel; and the Office of Personnel Management (“OPM”), which administers the Federal Employees Health Benefit Program (“FEHBP”) (collectively, “the United States”); and,

                (b) Tenet Healthcare Corporation, on behalf of its predecessors, and current and former affiliates, divisions, and direct and indirect subsidiaries (“Tenet”); Tenet HealthSystem HealthCorp.; Tenet HealthSystem Holdings, Inc.; Tenet HealthSystem Medical, Inc.; OrNda Hospital Corp.; and the 165 hospitals listed in Exhibit 1 hereto (referred to herein as the “Settling Hospitals”) (collectively the “Tenet Entities”).

II. PREAMBLE

                As a preamble to this Agreement, the Parties agree to the following:

                A. Tenet is a Nevada corporation with headquarters in Dallas, Texas. Tenet, through its predecessors, subsidiaries, and/or affiliates, operates or has operated the Settling Hospitals during some or all of the time period January 1, 1990 to the present.

                B. The United States has filed three actions against certain Tenet Entities in the Central District of California (collectively the “DRG Complaints”), captioned as follows:

                (1) U.S.v. Tenet Healthcare et al., CV03-206 GAF

                (2) U.S.v. Tenet Healthcare et al., CV04-857 GAF

                (3) U.S.v. Tenet Healthcare et al., CV04-859 GAF

The DRG Complaints allege that these Tenet Entities engaged in “upcoding” as further described in Paragraph II.E(2) below.

                C. Various relators have filed qui tam actions that are pending against the Tenet Entities, including the actions identified in Paragraph II.E below.

                D. The Tenet Entities submitted or caused to be submitted claims for payment to the Medicare Program (“Medicare”), Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395ggg (1997); the Medicaid Program (“Medicaid”), 42 U.S.C. §§ 1396-1396v; the TRICARE Program (“TRICARE”), 10 U.S.C. §§ 1071-1107; and the FEHBP, 5 U.S.C. §§ 8901 et. seq. (collectively the “Government Health Care Programs”).

                E. The United States alleges that it has certain civil claims against the Tenet Entities, as specified in Paragraph III.4 below, for engaging in the following conduct (hereinafter the “Covered Conduct”):

                (1) Outlier Payments:

                From October 1, 1995 through August 7, 2003, the Tenet Entities allegedly submitted or caused to be submitted claims to the Government Health Care Programs for inpatient and outpatient outlier payments that the Tenet Entities were not entitled to receive because (a) the Tenet Entities allegedly had artificially and purposely inflated the charges billed for inpatient and outpatient care substantially in excess of any increase in the costs associated with that care, (b) as a result, the Tenet Entities allegedly improperly received outlier payments that were further inflated because they were computed pursuant to statewide average cost-to-charge ratios that should not properly have applied, and (c) the Tenet Entities allegedly billed for inpatient and outpatient services and supplies not provided to patients. Certain of these claims were submitted by hospitals identified in the relators’ Complaint filed in U.S. ex rei. [Under Seal] v. Tenet Healthcare Corporation. et al., Case No. 02-8309, (E.D. Pa.).

As a result of these artificially inflated and allegedly false claims, the Tenet Entities allegedly caused the Government Health Care Programs to pay to Tenet money that lawfully belonged to the United States in that it exceeded the amount Tenet would have received had these claims not been artificially inflated and false.

                (2) DRG Upcoding:

                (a) From January 1, 1992 through December 31, 1998, Tenet and the Settling Hospitals listed in Exhibit 2 allegedly submitted or caused to be submitted claims to Medicare that assigned diagnosis codes for inpatient discharges that were not supported by physician documentation in the patient’s medical records or were otherwise improper for the following diagnosis related groups (“DRG’s”): 79, 106, 124, 415, 416, 475 and 483; and,

                (b) Between January 1, 1992 and December 31, 1998, Tenet annually certified compliance with its obligations under its Corporate Integrity Agreement notwithstanding its alleged knowledge of claims of the type described above.

                (3) Physician Relationships:

                From January 1, 1992 through October 12, 2005, the Tenet Entities allegedly submitted or caused to be submitted claims to Medicare for items and services delivered by those Tenet Entities that were ordered by a physician, a member of a physician group practice, a professional corporation, or other legal entity owned at least in part by a physician with whom the Tenet Entities had a financial relationship, directly or through a family member. The United States alleges these claims were false because (a) Section 1877 of the Social Security Act (“SSA”), 42 U.S.C. § 1395nn (also known as the Stark Law) prohibited the Tenet Entities from billing Medicare for items or services referred or ordered by physicians with whom the Tenet

Entities had improper financial relationships, (b) the Tenet Entities forfeited the right to bill Medicare for such items and services by allegedly paying remuneration to physicians intending that remuneration to induce those and other referrals in violation of the Anti-kickback Statute, 42 U.S.C. § 1320a-7b(b), and (c) the Tenet Entities were required to and did certify on cost reports submitted to fiscal intermediaries for the applicable fiscal years that items and services identified or summarized in each cost report were not provided or procured through the payment directly or indirectly of a kickback or billed in violation of federal or state referral laws (e.g., the Stark Law). Certain of these claims were submitted by the hospitals identified in the relators’ Complaints in U.S. ex rel. Albaral v. Tenet Healthcare Corp. (E.D. La.) and U.S. ex rel. Greene v. Tenet Healthcare Corp., et al. (E.D. La.).

                (4) Tiered Charges:

                From January 1, 1996 through September 30, 2005, Tenet and the Settling Hospitals listed in Exhibit 3 allegedly submitted or caused to be submitted claims to Medicare that used higher charges for inpatient than outpatient services, when those charges were required to be uniform. These claims were identified by the relator’s First Amended Complaint in U.S. ex rel. [Sealed] v. Tenet Healthcare Corporation, Case No. [Sealed] (C.D. Cal.).

                (5) Centinela Hospital Medical Center Claims:

                From January 1, 1999 through December 31, 2005, Centinela Hospital Medical Center allegedly submitted or caused to be submitted claims to Medicare for cardiac catheterizations that were not medically necessary.

                (6) Desert Regional Medical Center Claims:

                (a) From January 1, 1997 through May 31, 2004, Tenet and Desert Regional Medical Center allegedly submitted or caused to be submitted claims to Medicare for outpatient care rendered at the Comprehensive Cancer Center (i) with the following billing codes that were inaccurate and resulted in excessive reimbursement: modifiers 25, 27, and 59, and diagnostic codes related to screening and diagnostic mammograms, and (ii) for diagnostic laboratory and imaging services that were not supported by appropriate documentation. These claims were alleged by the relator’s Complaint in U.S. ex rel. [Sealed] v. Tenet Healthcare Corporation, et al., Case No. [Sealed] (C.D. Cal.); and

                (b) From January 1, 1997 through May 31, 2001, Tenet and Desert Regional Medical Center allegedly submitted or caused to be submitted cost reports to Government Health Care Programs that sought reimbursement for excessive management fees paid to the Comprehensive Cancer Center.

                (7) Brookwood Medical Center Claims:

                From January I, 1997 through May 1, 2000, Brookwood Medical Center submitted claims to Government Health Care Programs for reimbursement for (i) units of blood that allegedly were not administered and (ii) blood filters that allegedly were not used. These claims were alleged by the relator’s Complaint in U.S. ex rel. [Sealed] v. Tenet Healthcare Corp. (N.D. Ala.).

                (8) People’s Health Network Claims:

                From January 1, 1999 through August 23, 2005, People’s Health Network (“PHN”), an entity in which Tenet had an ownership interest, allegedly failed to provide services and provided services not consistent with the standard of care required under applicable regulations and statutes to patients that were included in the capitated rate paid by Medicare to PHN.

                F. The United States also contends that it has certain administrative claims against the Tenet Entities for the Covered Conduct under the provisions for permissive exclusion from Medicare, Medicaid and other Federal health care programs, 42 U.S.C. § 1320a-7(b), the provisions for permissive exclusion from TRICARE, 32 C.F.R. § 199.9, and the provisions for civil monetary penalties, 42 U.S.C. § 1320a-7a.

                G. The Tenet Entities deny the contentions of the United States set out in Paragraphs II.E and II.F above.

                H. To avoid the delay, uncertainty, inconvenience and expense of protracted litigation of these claims, the Parties reach a full and final settlement as set forth in this Agreement. The settlement amount required to be paid by the Tenet Entities pursuant to this Agreement reflects limitations on the Tenet Entities’ ability to pay occasioned by the financial condition of the Tenet Entities.

III.           TERMS AND CONDITIONS

                NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations set forth below, and for good and valuable consideration as stated herein, the Parties agree as follows:

                1. The Tenet Entities agree to pay to the United States a total of $900 million, plus applicable interest, as follows (the “Settlement Amount”):

                (a) The Tenet Entities agree to pay the United States $450 million, plus interest accruing at a simple rate of 4.125% from November 1, 2005, within ten (10) days after the Effective Date of this Agreement. The payment shall be made by electronic funds transfer pursuant to written instructions to be provided by Michael F. Hertz, Director, Commercial Litigation Branch, Civil Division, United States Department of Justice.

                (b) The Tenet Entities agree to waive, and not assert any claim for, additional

Disproportionate Share Hospital (“DSH”) program payments related to Medicaid eligible patient days and SSI patient days to which the Tenet Entities may be entitled for all cost reporting periods beginning on or before December 31, 2001, which claims and potential claims have a value of $50 million.

                (c) The Tenet Entities agree to waive, and not assert any claim for, any additional outlier payments from any Government Health Care Program to which the Tenet Entities may be entitled for any period prior to August 7, 2003, which claims and potential claims have a value of $125 million.

                (d) The Tenet Entities further agree to pay the United States $275 million, plus interest accruing at a simple rate of 4.125% from November 1, 2005, in quarterly installments from November 1, 2007 through August 1, 2010 in accordance with the schedule of payments attached as Exhibit 4. All quarterly payments shall be made by electronic funds transfer pursuant to written instructions to be provided by Michael F. Hertz, Director, Commercial Litigation Branch, Civil Division, United States Department of Justice.

                2. The principal portion of the Settlement Amount is attributable to the Covered Conduct as follows (with interest to be allocated on the same pro rata basis):

                (a) Outlier Payments: $788,851,228, with $106,359,191 of this arnount attributable to claims submitted by the hospitals identified in the relator’s Complaint in U.S. ex rel. [Under Seal] v. Tenet Healthcare Corporation. et al. Case No. 02-8309, (E.D. Pa.).

                (b) DRG Upcoding: $46,886,882

                (c) Physician Relationships: $47,533,514, with $6,029,735 of this amount attributable to claims submitted by the hospitals identified in the relator’s Complaint in U.S. ex  rel. Albaral v. Tenet Healthcare Corp. (E.D. La.) and $34,402,514 attributable to claims submitted by the hospitals identified in the relator’s Complaint in U.S. ex rel. Greene v. Tenet Healthcare Corp., et al. (E.D. La.).

                (d) Tiered Charges: $822,577, with all of this amount attributable to the claims identified by the relator’s First Amended Complaint in U.S. ex rel. [Sealed] v. Tenet Healthcare Corporation, Case No. [Sealed] (C.D. Cal.).

                (e) Desert Regional Medical Center Claims: $452,417, with all of this amount attributable to the claims identified by the relator’s Complaint in U.S. ex rel. [Sealed] v. Tenet Healthcare Corporation, et al., Case No. [Sealed] (C.D. Cal.).

                (f) Brookwood Medical Center Claims: $30,065, with all of this amount attributable to claims alleged by the relator’s Complaint in U.S. ex rel. [Sealed] v. Tenet Healthcare Corp. (N.D. Ala.).

                (g) People’s Health Network Claims: $15,423,316

                3. If the Tenet Entities fail to make any of the payments described in Paragraph III. 1 above at the specified time, upon written notice to the Tenet Entities of this default, the Tenet Entities shall have ten (10) calendar days to cure the default. If the default is not cured within the ten-day period: (a) the remaining unpaid principal portion of the Settlement Amount shall become accelerated and immediately due and payable, with interest at a simple rate of 4.125% from November 1, 2005 to the date of default, and at a simple rate of 9.5% per annum from the date of default until the date of payment; (b) the United States may pursue any and all actions for collection as it may choose, including, without limitation, filing an action for specific performance of this Agreement; and (c) the United States may offset the remaining unpaid balance of the Settlement Amount (inclusive of interest) from any amounts due and owing to any of the Released Tenet Entities (defined in Paragraph III.4 below) by any department, agency, or agent of the United States. The Released Tenet Entities agree not to contest any collection action undertaken by the United States pursuant to this Paragraph III.3, and to pay the United States all reasonable costs incurred in any such collection action, including attorney’s fees and expenses.

                4. Subject to the exceptions in Paragraph III.11 below, in consideration of the obligations of the Tenet Entities set forth in this Agreement, conditioned upon the Tenet Entities’ payment in full of the Settlement Amount, and subject to Paragraph III.18 below (concerning bankruptcy proceedings commenced within 91 days of the Effective Date of this Agreement or any payment under this Agreement), the United States (on behalf of itself, its officers, agents, agencies, and departments) hereby releases Tenet, together with its current and former parent corporations, each of its direct and indirect subsidiaries including the Settling Hospitals, brother or sister corporations, divisions, current or former owners, partnerships or other legal entity in which Tenet or a Tenet subsidiary has or had an ownership interest, and the successors and assigns of any of them (the “Released Tenet Entities”), from any civil or administrative monetary claim the United States has or may have under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; any other statutory cause of action for civil damages or civil penalties which the Civil Division has actual and present authority to assert and compromise pursuant to 28 C.F.R. Subpart I, Section 0.45(d) (2004); or the common law and/or equitable theories of payment by mistake, unjust enrichment, restitution, recoupment, disgorgement of illegal profits, and fraud, for the Covered Conduct.

                5. Within 30 days of the Effective Date of this Agreement, the United States will seek dismissal with prejudice of (a) the claims stated in the United States’ Complaints and

Amended Complaints in the Civil Actions identified in Paragraph II.B above; (b) claims asserted against the Tenet Entities in the qui tam cases identified in Paragraph II.E above that encompass the Covered Conduct.The stipulations of dismissal will be conditioned upon receipt by the United States of the Settlement Amount, and if necessary, will request that the courts retain jurisdiction to resolve issues of relators’ share and attorney’s fees.

                6. Should this Agreement be challenged by any relator as not fair, adequate or reasonable pursuant to 31 U.S.C. § 3730(c)(2)(B), the United States and the Tenet Entities agree that they will take all reasonable and necessary steps to defend this Agreement. If a court concludes that the Agreement is not fair, adequate or reasonable as to the claims of a particular relator, then the Agreement shall be null and void as to the Covered Conduct asserted by those claims; the Agreement will otherwise remain in full force and effect; and that portion of the Settlement Amount allocated to the excluded Covered Conduct (the “Allocated Amount”) will be held by the United States to be used as follows upon entry of a final judgment resolving (whether by settlement or otherwise) the amount the Tenet Entities must pay on the particular relator’s claims (the “Judgment Amount”): (a) if the Judgment Amount is greater than Allocated Amount, the Allocated Amount shall remain allocated to those claims, with the Tenet Entities responsible for payment of the difference between the Judgment Amount and the Allocated Amount; (b) if the Judgment Amount is less than or equal to the Allocated Amount, the portion of the Allocated Amount equivalent to the Judgment Amount shall remain allocated to those claims, while the difference between the Allocated Amount and the Judgment Amount shall be reallocated to the remaining Covered Conduct in an amount proportionate to the original allocation set forth in Paragraph III.2 above.

                7. In consideration of the obligations of the Tenet Entities set forth in this

Agreement, conditioned upon the Tenet Entities’ payment in full of the Settlement Amount, and subject to Paragraph III.18 below (concerning bankruptcy proceedings commenced within 91 days of the Effective Date of this Agreement or any payment under this Agreement):

                (a) TMA hereby releases and agrees to refrain from instituting, directing, or maintaining any administrative action seeking exclusion from the TRICARE/CHAMPUS Program against the Released Tenet Entities under 32 C.F.R. § 199.9 for the Covered Conduct, except as reserved in Paragraph III.11, below, and as reserved in this Paragraph III.7(a). TMA expressly reserves authority to exclude the Released Tenet Entities from the TRICARE/ CHAMPUS program under 32 C.F.R. §§ 199.9 (f)(1)(i)(A), (f)(1)(i)(B), and (f)(1)(iii), based upon the Covered Conduct.

                (b) OPM agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion from the FEHBP against the Released Tenet Entities under 5 U.S.C. § 8902a or 5 C.F.R. Part 970 for the Covered Conduct, except as reserved in Paragraph III.11, below and except if excluded by the OIG-HHS pursuant to 42 U.S.C. § 1320a-7(a). Nothing in this Paragraph III.7(b) precludes OPM from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph III.11, below.

                8. The Released Tenet Entities fully and finally release, compromise, acquit and forever discharge the United States, its agencies, officers, agents, employees, and contractors (and their employees) from any and all claims, causes of action, adjustments, and set-offs of any kind (including, without limitation, any claims for additional outlier payments for any period prior to August 7, 2003; any claims for additional DSH payments related to Medicaid eligible patient days and SSI patient days for cost reporting periods beginning on or before December 31,

2001; and any attorney’s fees, costs, and expenses of every kind and however denominated) which the Released Tenet Entities could have asserted, or may assert in the future, against the United States, its agencies, officers, agents, employees, and contractors (and their employees) arising out of or pertaining to the Covered Conduct, including the United States’ investigation, prosecution, or settlement thereof.

                9. The Tenet Entities have provided financial information to the United States and the United States has relied on the accuracy and completeness of this financial information in reaching this Agreement. If the United States learns that this financial information either (a) failed to disclose a material non-contingent asset or assets in which the Tenet Entities had an interest (a “Material Nondisclosure”); or (b) contained any other knowing, material misrepresentation or omission regarding the financial condition of the Tenet Entities (a “Knowing Material Misrepresentation”), the United States may at its option pursue relief under this Paragraph III.9 as follows: (a) the United States shall provide Tenet with written notice of the nature of the Material Nondisclosure or Knowing Material Misrepresentation; (b) within ten (10) calendar days of the date of the written notice, Tenet shall provide the United States, in writing, with any explanation it may have regarding the Material Nondisclosure or Knowing Material Misrepresentation referenced in the written notice; (c) if unsatisfied with Tenet’s explanation, as determined in its sole and absolute discretion, the United States may file an action seeking relief under this Paragraph III.9 in which action the United States shall bear the burden of establishing by a preponderance of the evidence the Material Nondisclosure or Knowing Material Misrepresentation; (d) if the court finds a Material Nondisclosure or Knowing Material Misrepresentation, then - (i) the Settlement Amount shall be increased by one hundred percent (100%) of the amount of the Material Nondisclosure or Knowing Material

Misrepresentation; (ii) the remaining unpaid principal portion of the Settlement Amount (including the increase specified in subparagraph (d)(i) above) shall become accelerated and immediately due and payable, with interest at a simple rate of 4.125% from November 1, 2005 to the date of the court finding, and at a simple rate of 9.5% per annum from the date of the court finding until the date of payment; (iii) the United States may offset the remaining unpaid balance of the Settlement Amount (inclusive of interest and the increase specified in subparagraph (d)(i) above) from any amounts due and owing to any of the Released Tenet Entities by any department, agency, or agent of the United States; and (iv) the Tenet Entities shall immediately pay the United States all reasonable costs incurred in the action seeking relief under this Paragraph III.9, including attorney’s fees and expenses.

                10. OIG-HHS expressly reserves all rights to institute, direct, or maintain any administrative action seeking exclusion against the Tenet Entities, and/or its officers, directors, and employees from Medicare, Medicaid, or other Federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)) under 42 U.S.C. § 1320a-7(a) (mandatory exclusion), or 42 U.S.C. 1320a-7(b) (permissive exclusion). The Tenet Entities and OIG-HHS are engaged in the negotiation of a potential Corporate Integrity Agreement (“CIA”) and have reached a common understanding on the basic terms of such a CIA. The Tenet Entities shall use their best efforts and negotiate in good faith to execute a CIA with OIG-HHS within 90 days after the Effective Date of this Agreement (defined in Paragraph III.27 below). Upon execution of the CIA, OIG-HHS shall provide a release to the Tenet Entities pursuant to which OIG-HHS will agree not to institute, direct, or maintain an administrative action seeking an exclusion against the Tenet Entities under 42 U.S.C. § 1320a-7(b)(7) (permissive exclusion for fraud, kickbacks, and other prohibited activities) for the Covered Conduct.

                11. Notwithstanding any term of this Agreement, specifically reserved and excluded from the scope and terms of this Agreement as to any entity or person (including the Released Tenet Entities) are any and all of the following:

                                a. Any civil, criminal or administrative claims arising under Title 26, U.S. Code (commonly referred to as the Internal Revenue Code);

                                b. Any criminal liability;

                                c. Except as explicitly stated in this Agreement, any administrative liability, including mandatory and/or permissive exclusion from the Government Health Care Programs;

                                d. Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

                                e. Any claims based upon such obligations as are created by execution of this Agreement;

                                f. Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services;

                                g. Any claims for personal injury or property damage, or for other similar consequential damages, arising from the Covered Conduct;

                                h. Any liability for failure to deliver goods or services due;

                                i. Any claims against individuals (including, without limitation, current or former directors, officers, employees, agents, or shareholders of any of the Tenet Entities), provided, however, that if the United States pursues claims based on the Covered Conduct against any individual, if the United States obtains a judgment against or enters into a settlement with any individual based on such claims, and if a court determines that the Tenet Entities have an obligation to indemnify the individual for the judgment or settlement amount (or any part thereof) (an “Indemnification Obligation”), then the United States shall seek to recover from the individual on the judgment or settlement only an amount such that the amount required to be paid by the Tenet Entities on their Indemnification Obligation to that individual, when summed with all amounts paid by the Tenet Entities on prior Indemnification Obligations to other individuals, results in an aggregate total no greater than $75 million;

                                j. Any claims of any State arising under the Medicaid Program, or any other provision of law, based on the Covered Conduct;

                                k. Any claims against any Settling Hospital, Tenet subsidiary, affiliate, or division, or any partnership or other legal entity in which Tenet or any Tenet subsidiary has or had an ownership interest, and the partners or other shareholders in any such partnership or other legal entity, for a time period that the Tenet Entity, partnership, or other legal entity was not directly or indirectly owned by Tenet.

                                1. Any liability for the Covered Conduct set forth in Paragraph II.E(3) above for claims submitted by or on behalf of the hospitals identified by the relators’ Complaints in U.S. ex rel. Meshel v. Tenet (W.D. Tex.) and U.S ex rel. Jones v. St. Mary’s Medical Center (E.D. Ark.).

                                m. Any liability to the United States of any entity other than a Released Tenet Entity for the Covered Conduct set forth in Paragraphs II.E(6) and II.E(8) above, and in connection with any investigation of any entity other than a Tenet Entity for such Covered Conduct, Tenet shall make reasonable efforts to facilitate access to and encourage the cooperation of its directors, officers, and employees for interviews and testimony consistent with the rights and privileges of such individuals.

                12. Subject to the provisions set forth below, the Released Tenet Entities agree to provide to the Department of Justice, within no more than 120 days (with production beginning within 30 days and proceeding on the schedule set forth below), all documents falling within the following categories, regardless of whether the Released Tenet Entities have asserted, and/or continue to assert, that such documents are protected from disclosure by the attorney-client privilege and/or work product doctrine (as used in this Paragraph III.12, the term “document” is to be given its broadest meaning, and includes any type or form of communication, including any electronic communications, but excludes “documents” previously produced to the Department of Justice by the Released Tenet Entities in connection with the Department of Justice’s investigation of the Covered Conduct):

                                a. all documents created prior to October 31, 2002, to, from, or prepared at the request of, any attorney employed or retained by the Released Tenet Entities that refer or relate to (i) the Released Tenet Entities’ request or receipt of Medicare outlier payments; (ii) the Released Tenet Entities’ analysis of Medicare’s outlier payment rules and regulations; and/or, (iii) the Released Tenet Entities’ charges, charge increases, or cost to charge ratios;

                                b. all documents created prior to December 31, 1998, to, from, or prepared at the request of, any attorney employed or retained by the Released Tenet Entities that refer or relate to coding compliance audits conducted by the Released Tenet Entities between March, 1997 and October, 1998;

                                c. all documents created prior to June 30, 1999, to, from, or prepared at the request of, any attorney employed or retained by the Released Tenet Entities that refer or relate to the Released Tenet Entities’ obligations under, and compliance with, the Corporate Integrity Agreement (“CIA”) executed by Tenet’s predecessor with the OIG-HHS on June 29, 1994;

                                d. those documents previously withheld as privileged in United States ex rel.

Barbera v. Amisub. et al., Case No. 97-6590-CIV (S.D.Fl.), and identified by Bates numbers as set forth in Exhibit 5 hereto;

                                e. all documents created prior to August 23, 2005, that (i) were requested by the United States Attorney’s Office for the Eastern District of Louisiana or the Department of Justice in connection with the investigation of allegations that PHN failed to provide services and provided services not consistent with the standard of care required under applicable regulations and statutes to patients that were included in the capitated rate paid by Medicare to PHN and/or (ii) are otherwise relevant to the foregoing allegations;

                                f. the Released Tenet Entities will produce the documents described in this Paragraph III.12 according to the following schedule -

                                                                                      (i) with respect to the documents described in subparagraph (a) above: substantially all documents that were identified on any privilege log provided to the United States Attorney’s Office for the Central District of California or the Department of Justice within 30 days; substantially all documents that were identified on any privilege log provided to the Securities and Exchange Commission within 60 days; substantially all documents that were identified on any privilege log provided to Congress within 90 days; and all remaining documents within 120 days;

                                                                                      (ii) with respect to the documents described in subparagraph (b) above: substantially all documents within 30 days, and any remaining documents within 120 days;

                                                                                      (iii) with respect to the documents described in subparagraph (c) above: substantially all documents that were identified on any privilege log provided in the DRG Upcoding litigation described in Paragraphs II.B and II.E(2) above within 60 days, and all remaining documents within 120 days;

                                                                                      (iv) all documents described in subparagraph (d) above within 30 days; and,

                                                                                      (v) with respect to the documents described in subparagraph (e) above: substantially all documents within 60 days, and any remaining documents within 120 days;

                                g. the Released Tenet Entities shall mark any document produced to the Department of Justice pursuant to this Paragraph III.12 that they continue to assert is protected from disclosure by the Released Tenet Entities to third-parties with the legend “Privilege Asserted and Produced Subject to Confidentiality Agreement” (such marked documents are referred to as “Privilege Asserted Documents”);

                                h. the Department of Justice agrees to maintain the confidentiality of all Privilege Asserted Documents and not to disclose them to any third party, except to the extent the Department of Justice, in its sole and absolute discretion, determines that disclosure is required by law or court order or would be necessary to protect the safety or welfare of the public or any individual or would be in furtherance of the discharge of the Department of Justice’s duties - thus, for example, this Paragraph III.12 does not prevent the Department of Justice from disseminating any Privilege Asserted Document to any other governmental entity of the United States in connection with any potential violation of law or regulation or regarding any matter within that entity’s jurisdiction or to the United States Congress pursuant to a Congressional request;

                                i. the Department of Justice, and any individual or entity to whom a Privilege Asserted Document is disclosed by the Department of Justice pursuant to subparagraph (h)

above, may use any Privilege Asserted Document as it deems appropriate in any criminal, civil, administrative, or contractual investigation or proceeding;

                                j. subject to the provisions of this Paragraph III.12 above, by producing any Privilege Asserted Document to the Department of Justice, the Released Tenet Entities do not intend to waive as to any third-party any protection of such Privilege Asserted Document under the attorney-client privilege and/or the work product doctrine.

                13. The Released Tenet Entities waive and will not assert any defenses they may have to any criminal prosecution or administrative action relating to the Covered Conduct, which defenses may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. Nothing in this Paragraph III.13 or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the settlement amounts for purposes of the Internal Revenue Laws, Title 26 of the United States Code.

                14. The Amounts that Tenet must pay pursuant to this Agreement shall not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare carrier or fiscal intermediary, any State payor, TRICARE, or FEHBP related to the Covered Conduct. The Released Tenet Entities agree not to resubmit to any Medicare carrier or fiscal intermediary, any State payor, TRICARE, or FEHBP any previously denied claims related to the Covered Conduct, and agree not to appeal any such denials of claims.

                15. The Released Tenet Entities agree to the following:

                                a. Unallowable Costs Defined: All costs (as defined in the Federal

Acquisition Regulation, 48 C.F.R. § 31.205-47 and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395ggg and 1396-1396v, and the regulations and official program directives promulgated thereunder) incurred by or on behalf of a Released Tenet Entity, in connection with the following are unallowable costs on government contracts and under the Medicare, Medicaid, TRICARE, Veterans Affairs (“VA”) or FEHBP programs:

                                                                                      (1) the matters covered by this Agreement;

                                                                                      (2) the Government’s audit(s), civil and any criminal investigation(s), and litigation of the matters covered by this Agreement;

                                                                                      (3) any Released Tenet Entity’s investigation, defense, and corrective actions undertaken in response to the Government’s audit(s), civil and any criminal investigation(s), and litigation in connection with the matters covered by this Agreement (including attorneys’ fees);

                                                                                      (4) the negotiation and performance of the Agreement;

                                                                                      (5) the payments made pursuant to this Agreement, and any payments that the Tenet Entities may make to any relator and/or relator’s attorney; and,

                                                                                      (6) the negotiation of the CIA referenced in Paragraph 10 above, and any obligations undertaken pursuant to such a CIA to: (i) retain an independent review organization to perform reviews as described in the CIA; and (ii) prepare and submit reports to OIG-HHS.

(All costs described or set forth in this Paragraph III.15.a are hereafter, “Unallowable Costs.”)

                                b. Future Treatment of Unallowable Costs: These Unallowable Costs shall be separately determined and accounted for in non-reimbursable cost centers by the Released Tenet Entities, and the Released Tenet Entities will not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid Program, or seek payment for such Unallowable Costs through any cost report, cost statement, information statement or payment request submitted by the Released Tenet Entities, to the Medicare, Medicaid, TRICARE, VA or FEHBP programs.

                                c. Treatment of Unallowable Costs Previously Submitted for Payment: The Released Tenet Entities further agree that within 90 days of the Effective Date of this Agreement they shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid, VA and FEHBP fiscal agents, any Unallowable Costs included in payments previously sought from the United States, or any State Medicaid Program, including, but not limited to, payments sought in any cost report, cost statements, information reports, or payment requests already submitted by any of the Released Tenet Entities, and shall request, and agree, that such cost reports, cost statements, information reports or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the Unallowable Costs. The Released Tenet Entities agree that the United States, at a minimum, will be entitled to recoup from the Released Tenet Entities any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously submitted cost reports, information reports, cost statements, or requests for payment. If any Released Tenet Entity fails to identify such costs in past filed cost reports in conformity with this Paragraph, the United States may seek an appropriate penalty or other sanction in addition to the recouped amount. Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by any Released Tenet Entity, on the effect of inclusion of Unallowable Costs on the cost reports, cost statement, or information reports of the Released Tenet Entity.

                                d. Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine the books and records of any Released Tenet Entity to determine that no Unallowable Costs have been claimed in accordance with the provisions of this Paragraph III.15.

                16. The Released Tenet Entities waive and agree that they shall not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, legally responsible individuals or third party payors. The Released Tenet Entities waive any causes of action against these beneficiaries or their parents, sponsors, legally responsible individuals or any third party payors based upon the claims for payment covered by this Agreement.

                17. The Tenet Entities expressly warrant that they have reviewed their financial situations and that they are currently solvent within the meaning of 11 U.S.C. § 547(b)(3), and 548(a)(1)(B)(ii)(I), and will remain solvent following payment to the United States hereunder. Further, the Parties expressly warrant that, in evaluating whether to execute this Agreement, they (a) have intended that the mutual promises, covenants and obligations set forth herein constitute a contemporaneous exchange for new value given to the Tenet Entities, within the meaning of 11 U.S.C. § 547(c)(1), and (b) have concluded that these mutual promises, covenants obligations do, in fact, constitute such a contemporaneous exchange. Further, the Parties warrant that the mutual promises, covenants, and obligations set forth herein are intended and do, in fact, represent a reasonably equivalent exchange of value which is not intended to hinder, delay, or defraud any entity to which the Tenet Entities were or became indebted to on or after the date of this transfer, within the meaning of 11 U.S.C. § 548(a)(1).

                18. In the event the Tenet Entities commence, or a third party commences, within 91 days of the Effective Date of this Agreement, or of any payment made hereunder, any case, proceeding, or other action (a) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief of any Tenet Entity’s debts, or seeking to adjudicate any Tenet Entity as bankrupt or insolvent, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for any Tenet Entity, or for all or any substantial part of a Tenet Entity’s assets, the Tenet Entities agree as follows:

                a. No Tenet Entity’s obligations under this Agreement may be avoided pursuant to 11 U.S.C. §§ 547 or 548, and no Tenet Entity will argue or otherwise take the position in any such case, proceeding or action that: (i) the Tenet Entity’s obligations under this Agreement may be avoided under 11 U.S.C. § 547 or 548; (ii) the Tenet Entity was insolvent at the time this Agreement was entered into, or became insolvent as a result of the payment made to the United States hereunder; or (iii) the mutual promises, covenants and obligations set forth in this Agreement do not constitute a contemporaneous exchange for new value given to the Tenet Entity.

                                b. If any Tenet Entity’s obligations under this Agreement are avoided for any reason, including, but not limited to, through the exercise of a trustee’s avoidance powers under the Bankruptcy Code, the United States, at its sole option, may rescind the releases in this Agreement, and bring any civil and/or administrative claim, action, or proceeding against the Tenet Entities for the claims that would otherwise be covered by the releases provided in Paragraphs III.4, III.7, and III.8 above. The Tenet Entities agree that (i) any such claims, actions, or proceedings brought by the United States (including any proceedings to exclude any Tenet Entity from participation in Medicare, Medicaid, or other Federal health care programs)

are not subject to an “automatic stay” pursuant to 11 U.S.C. § 362(a) as a result of the actions, cases, or proceedings described in the first clause of this subparagraph, and that the Tenet Entities will not argue or otherwise contend that the United States’ claims, actions, or proceedings are subject to an automatic stay; (ii) the Tenet Entities will not plead, argue, otherwise raise any defenses under the theories of statute of limitations, laches, estoppel, or similar theories, to any such civil or administrative claims, actions, or proceeding which are brought by the United States within 120 calendar days of written notification to any Tenet Entity that the releases have been rescinded pursuant to this Paragraph III.18, except to the extent such defenses were available on May 13, 2005; and (iii) the United States has a valid claim against the Tenet Entities for the Covered Conduct, and the United States may pursue its claims in the cases, actions, or proceedings referenced in the first clause of this subparagraph, as well as in any other case, action, or proceeding.

                                c. The Tenet Entities acknowledge that their agreements in this Paragraph III. l8 are provided in exchange for valuable consideration provided in this Agreement.

                19. Except as expressly provided to the contrary in this Agreement, each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement. This Agreement shall in no way be construed or considered as an admission of liability or wrongdoing in any legal or administrative proceeding.

                20. The Tenet Entities represent that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever and they have been advised with respect hereto by counsel prior to entering into this Settlement Agreement.

                21. This Agreement is governed by the laws of the United States. The United States and the Tenet Entities agree that the exclusive jurisdiction and venue for any dispute arising between the United States and the Tenet Entities under this Agreement will be the United States District Court for the Central District of California.

                22. This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the affected Parties.

                23. The individuals signing this Agreement on behalf of the Tenet Entities represent and warrant that they are authorized to execute this Agreement. The United States signatories represent that they are signing this Agreement in their official capacities and that they are authorized to execute this Agreement.

                24. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same agreement.

                25. This Agreement is binding on the Tenet Entities’ successors, transferees, heirs and assigns.

                26. All Parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.

                27. This Agreement is effective on the date of signature of the last signatory to the Agreement (“Effective Date”). Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto affix their signatures:

FOR THE UNITED STATES OF AMERICA

DATED:	June 28, 2006	BY:	/s/ George S. Cardona, Chief AUSA for
DEBRA WONG YANG
United States Attorney
Central District of California

DATED:	6/29/06 by DA Spiro	BY:	/s/ Michael D. Granston
MICHAEL GRANSTON
Assistant Director
Commercial Litigation Branch
Civil Division
United States Department of Justice

FOR HHS-OIG

		BY:	/s/ Gregory E. Demske
DATED:	6/28/06		GREGORY E. DEMSKE
Assistant Inspector General for Legal Affairs
Office of Counsel to the Inspector General
U.S. Department of Health and Human Services

FOR OPM

DATED:	June 28, 2006	BY:	/s/ Kathleen M. McGettigan
KATHLEEN MCGETTIGAN
Deputy Associate Director
Center for Retirement and Insurance Services
Office of Personnel Management

		BY:	/s/ J. David Cope
J. DAVID COPE
Debarring Official
Office of Personnel Management

FOR TRICARE

DATED:	28 June 2006	BY:	/s/ Laurel C. Gillespie
LAUREL C. GILLESPIE
Deputy General Counsel
Tricare Management Activity
United States Department of Defense

FOR THE SETTLING HOSPITALS

DATED:	6/28/06	BY:	/s/ Douglas E. Rabe
DOUGLAS E. RABE
Vice President
Tenet Healthcare Corporation
(for each of the Settling Hospitals identified in Exhibit 1)

FOR TENET HEALTHCARE CORPORATION

DATED:	6/28/06	BY:	/s/ Douglas E. Rabe
DOUGLAS E. RABE
Vice President
Tenet Healthcare Corporation

DATED:	6/28/06	BY:	/s/ David Schindler
DAVID SCHINDLER
LATHAM & WATKINS
Counsel for Tenet Healthcare Corporation

DATED:	6/28/06	BY:	/s/ Roger Goldman
ROGER GOLDMAN
LATHAM & WATKINS
Counsel for Tenet Heatthcare Corporation

FOR TENET HEALTHSYSTEM HEALTHCORP

DATED:	6/28/06	BY:	/s/ Douglas E. Rabe
DOUGLAS E. RABE
Vice President
Tenet Healthcare Corporation

FOR TENET HEALTHSYSTEM HOLDINGS, INC.

DATED:	6/28/06	BY:	/s/ Douglas E. Rabe
DOUGLAS E. RABE
Vice President
Tenet Healthcare Corporation

FOR TENET HEALTHSYSTEM MEDICAL, INC.

DATED:	6/28/06	BY:	/s/ Douglas E. Rabe
DOUGLAS E. RABE
Vice President
Tenet Healthcare Corporation

FOR ORNDA HOSPITAL CORPORATION

DATED:	6/28/06	BY:	/s/ Douglas E. Rabe
DOUGLAS E. RABE
Vice President
Tenet Healthcare Corporation

EXHIBIT 1: SETTLING HOSPITALS

	A	B	C	D
1	Pro. #	Hospital Name	City	State
2	05-0583	ALVARADO HOSPITAL MEDICAL CENTER	SAN DIEGO	CA
3	15-0022	AMI CULVER UNION HOSPITAL	CRAWFORDSVILLE	IN
4	45-0656	AMI NACOGDOCHES MEDICAL CENTER HOSP	NACOGDOCHES	TX
5	05-0601	AMI TARZANA REGIONAL MEDICAL CENTER	TARZANA	CA
6	10-0255	AMI TOWN & COUNTRY HOSPITAL	TAMPA	FL
7	11-0115	ATLANTA MEDICAL CENTER (GEORGIA BAPTIST MEDICAL CENTER)	ATLANTA	GA
8	45-0378	BAYOU CITY MEDICAL CENTER	HOUSTON	TX
9	01-0139	BROOKWOOD MEDICAL CENTER	BIRMINGHAM	AL
10	05-0144	BROTMAN MEDICAL CENTER	CULVER CITY	CA
11	45-0028	BROWNSVILLE MEDICAL CENTER	BROWNSVILLE	TX
12	45-0885	CENTENNIAL MEDICAL CENTER	FRISCO	TX
13	05-0240	CENTINELA HOSPITAL MEDICAL CENTER	INGLEWOOD	CA
14	04-0014	CENTRAL ARKANSAS HOSPITAL	SEARCY	AR
15	34-0020	CENTRAL CAROLINA HOSPITAL	SANFORD	NC
16	05-0579	CENTURY CITY HOSPITAL	LOS ANGELES	CA
17	05-0550	CHAPMAN MEDICAL CENTER	ORANGE	CA
18	39-0288	CITY AVENUE HOSPITAL	PHILADELPHIA	PA
19	10-0056 10-0289	CLEVELAND CLINIC	WESTON	FL
20	05-0535	COASTAL COMMUNITIES HOSPITAL	SANTA ANA	CA
21	26-0178	COLUMBIA REGIONAL HOSPITAL	COLUMBIA	MO
22	05-0188	COMMUNITY HOSPITAL LOS GATOS	LOS GATOS	CA
23	05-0091	COMMUNITY/MISSION HOSPITAL OF HUNTINGTON PARK	0	CA
24	03-0059	COMMUNITY HOSPITAL MEDICAL CENTER	PHOENIX	AZ
25	10-0183	CORAL GABLES HOSPITAL	CORAL GABLES	FL
26	45-0716	CYPRESS FAIRBANKS MED CTR HOSPITAL	HOUSTON	TX
27	05-0559 05-0730	DANIEL FREEMAN MARINA HOSPITAL	MARINA DEL REY	CA
28	05-0267 05-0729	DANIEL FREEMAN MEMORIAL HOSPITAL	INGELWOOD	CA
29	16-0104	DAVENPORT MEDICAL CENTER	DAVENPORT	IA
30	26-0021	DEACONESS MEDICAL CENTER (FOREST PARK)	SAINT LOUIS	MO
31	26-0176	DEACONESS MEDICAL CENTER WEST (DES PERES)	SAINT LOUIS	MO
32	10-0258	DELRAY MEDICAL HOSPITAL	DELRAY BEACH	FL
33	05-0243	DESERT REGIONAL MEDICAL CENTER	PALM SPRINGS	CA
34	45-0678	DOCTORS HOSPITAL	DALLAS	TX
35	19-0203	DOCTORS HOSPITAL OF JEFFERSON	METAIRIE	LA
36	05-0118	DOCTORS HOSPITAL OF MANTECA	MANTECA	CA
37	05-0464	DOCTORS MEDICAL CENTER MODESTO	MODESTO	CA
38	05-0522	DOCTORS MEDICAL CENTER PINOLE CAMPUS	PINOLE	CA
39	05-0079	DOCTORS MEDICAL CTR SAN PABLO CAMPUS	SAN PABLO	CA
40	26-0119	DOCTORS REGIONAL	POPLAR BLUFF	MO
41	42-0089	EAST COOPER REGIONAL MEDICAL CENTER	MOUNT PLEASANT	SC
42	38-0039	EASTMORLAND HOSPITAL	PORTLAND	OR
43	39-0289	ELKINS PARK HOSPITAL	ELKINS PARK	PA
44	05-0158	ENCINO-TARZANA REGIONAL MEDICAL CTR	ENCINO	CA
45	10-0210	FLORIDA MEDICAL CENTER	FORT LAUDERDALE	FL
46	10-0085	FLORIDA MEDICAL CENTER SOUTH	PLANTATION	FL
47	05-0570	FOUNTAIN VALLEY REGIONAL HOSPITAL	FOUNTAIN VALLEY	CA

EXHIBIT 1: SETTLING HOSPITALS

	A	B	C	D
1	Pro. #	Hospital Name	City	State
48	05-0232	FRENCH HOSPITAL MEDICAL CENTER	SAN LUIS OBISPO	CA
49	34-0116	FRYE REGIONAL MEDICAL CENTER	HICKORY	NC
50	34-1312	FRYE REGIONAL MEDICAL CENTER - ALEXANDER CAMPUS		NC
51	05-0230	GARDEN GROVE HOSPITAL & MEDICAL CENTER	GARDEN GROVE	CA
52	05-0432	GARFIELD MEDICAL CENTER	MONTEREY PARK	CA
53	45-0315	GARLAND COMMUNITY HOSPITAL	GARLAND	TX
54	10-0262 10-0287	GOOD SAMARITAN	WEST PALM BEACH	FL
55	39-0285	GRADUATE HOSPITAL	PHILADELPHIA	PA
56	05-0615	GREATER EL MONTE COMMUNITY HOSPITAL	SOUTH EL MONTE	CA
57	25-0125	GULF COAST MEDICAL CENTER	BILOXI	MS
58	05-0607	HARBOR VIEW MEDICAL CENTER	SAN DIEGO	CA
59	39-0290	HAHNEMANN UNIVERSITY HOSPITAL	PHILADELPHIA	PA
60	10-0053	HIALEAH HOSPITAL	HIALEAH	FL
61	42-0080	HILTON HEAD HOSPITAL	HILTON HEAD ISLAND	SC
62	10-0225	HOLLYWOOD MEDICAL CENTER	HOLLYWOOD	FL
63	45-0638	HOUSTON NORTHWEST MEDICAL CENTER	HOUSTON	TX
64	05-0693	IRVINE MEDICAL CENTER	IRVINE	CA
65	19-0173	JOELLEN SMITH MEDICAL CENTER	NEW ORLEANS	LA
66	05-0534	JOHN F KENNEDY MEMORIAL HOSPITAL	INDIO	CA
67	44-0144	JOHN W HARTON REGIONAL MED CENTER	TULLAHOMA	TN
68	19-0206	KENNER REGIONAL MEDICAL CENTER	KENNER	LA
69	26-0054	LAFAYETTE-GRAND HOSPITAL (COMPTON HEIGHTS)	SAINT LOUIS	MO
70	29-0005	LAKE MEAD HOSPITAL MEDICAL CENTER	NORTH LAS VEGAS	NV
71	45-0742	LAKE POINTE MEDICAL CENTER	ROWLETT	TX
72	05-0581	LAKEWOOD REGIONAL MEDICAL CENTER	LAKEWOOD	CA
73	53-0010	LANDER VALLEY MEDICAL CENTER	LANDER	WY
74	01-0068	LLOYD NOLAN HOSPITAL	FAIRFIELD	AL
75	05-0551	LOS ALAMITOS MEDICAL CENTER	LOS ALAMITOS	CA
76	26-0120	LUCY LEE HOSPITAL (THREE RIVERS HEALTHCARE)	POPLAR BLUFF	MO
77	26-0002	LUTHERAN MEDICAL CENTER (SOUTHPOINTE HOSPITAL) (ST. ALEXIUS -JEFFERSON CAMPUS)	SAINT LOUIS	MO
78	19-0152	MEADOWCREST HOSPITAL	GRETNA	LA
79	44-0203	MEDICAL CENTER OF MANCHESTER	MANCHESTER	TN
80	39-0287	MEDICAL COLLEGE OF PENNSYLVANIA	PHILADELPHIA	PA
81	10-0206	MEMORIAL HOSPITAL OF TAMPA	TAMPA	FL
82	19-0135	MEMORIAL MED. CTR. -BAPTIST CAMPUS	NEW ORLEANS	LA
83	19-0075 19-0260	MEMORIAL MED. CTR.-MERCY CAMPUS (LINDY BOGGS MEDICAL CENTER)	NEW ORLEANS	LA
84	03-0017	MESA GENERAL HOSPITAL MEDICAL CENTER	MESA	AZ
85	04-0118	METHODIST HOSPITAL OF JONESBORO (REGIONAL MEDICAL CENTER OF NEA)	JONESBORO	AR
86	22-0089	METROWEST MEDICAL CENTER - LEONARD MORSE	FRAMINGHAM	MA
87	22-0089	METROWEST MEDICAL CENTER - UNION HOSPITAL	NATICK	MA
88	45-0514	MID-JEFFERSON HOSPITAL	NEDERLAND	TX
89	05-0477	MIDWAY HOSPITAL MEDICAL CENTER	LOS ANGELES	CA
90	19-0144	MINDEN MEDICAL CENTER INC	MINDEN	LA

EXHIBIT 1: SETTLING HOSPITALS

	A	B	C	D
1	Pro. #	Hospital Name	City	State
91	05-0591	MONTEREY PARK HOSPITAL	MONTEREY PARK	CA
92	04-0078	NATIONAL PARK MEDICAL CENTER INC	HOT SPRINGS	AR
93	10-0063	NORTH BAY MEDICAL CENTER	NEW PORT RICHEY	FL
94	11-0198	NORTH FULTON REGIONAL HOSPITAL	ROSWELL	GA
95	05-0241 55-0241	NORTH HOLLYWOOD MEDICAL CENTER	NORTH HOLLYWOOD	CA
96	10-0237	NORTH RIDGE MEDICAL CENTER	FORT LAUDERDALE	FL
97	10-0029	NORTH SHORE MEDICAL CENTER	MIAMI	FL
98	19-0204	NORTHSHORE REGIONAL MEDICAL CENTER	SLIDELL	LA
99	45-0661	ODESSA REGIONAL HOSPITAL	ODESSA	TX
100	10-0176	PALM BEACH GARDENS MEDICAL CENTER	PALM BEACH GARDENS	FL
101	10-0187	PALMETTO GENERAL HOSPITAL	HIALEAH	FL
102	10-0126	PALMS OF PASADENA HOSPITAL	SAINT PETERSBURG	FL
103	45-0518	PARK PLACE MEDICAL CENTER	PORT ARTHUR	TX
104	45-0659	PARK PLAZA HOSPITAL	HOUSTON	TX
105	39-0234	PARKVIEW HOSPITAL	PHILADELPHIA	PA
106	10-0114	PARKWAY REGIONAL MEDICAL CENTER	NORTH MIAMI	FL
107	42-0002	PIEDMONT MEDICAL CENTER	ROCK HILL	SC
108	10-3030	PINECREST REHABILITATION	DELRAY BEACH	FL
109	05-0589	PLACENTIA LINDA HOSPITAL	PLACENTIA	CA
110	45-2046	PLAZA SPECIALTY HOSPITAL	HOUSTON	TX
111	51-0060	PLATEAU MEDICAL CENTER	OAK HILL	WV
112	45-0002	PROVIDENCE MEMORIAL HOSPITAL	EL PASO	TX
113	50-0045	PUGET SOUND HOSPITAL	TACOMA	WA
114	05-0063	QUEEN OF ANGELS - HOLLYWOOD PRESBYTERIAN MEDICAL CENTER	LOS ANGELES	CA
115	05-0701	RANCHO SPRINGS MEDICAL CENTER	MURRIETA	CA
116	05-0312	REDDING MEDICAL CENTER	REDDING	CA
117	45-0379	RHD MEMORIAL MEDICAL CENTER	DALLAS	TX
118	39-0135 39-0304	ROXBOROUGH MEMORIAL HOSPITAL	PHILADELPHIA	PA
119	39-3307	SAINT CHRISTOPHER’S HOSPITAL FOR CHILDREN	PHILADELPHIA	PA
120	26-0105	SAINT LOUIS UNIVERSITY HOSPITAL	SAINT LOUIS	MO
121	05-0029	SAINT LUKE MEDICAL CENTER	PASADENA	CA
122	05-0588	SAN DIMAS COMMUNITY HOSPITAL	SAN DIMAS	CA
123	05-0689	SAN RAMON REGIONAL MEDICAL CTR	SAN RAMON	CA
124	05-0491	SANTA ANA HOSPITAL MEDICAL CENTER	SANTA ANA	CA
125	10-0249	SEVEN RIVERS COMMUNITY HOSPITAL	CRYSTAL RIVER	FL
126	45-0378	SHARPSTOWN GENERAL HOSPITAL	HOUSTON	TX
127	45-0473 45-0839	SHELBY MEMORIAL REGIONAL MEDICAL CENTER	CENTER	TX
128	45-0668	SIERRA MEDICAL CENTER	EL PASO	TX
129	45-3070	SIERRA PROVIDENCE REHABILITATION HOSPITAL	EL PASO	TX
130	05-0506	SIERRA VISTA REGIONAL MEDICAL CENTER	SAN LUIS OBISPO	CA
131	05-0459	SOUTH BAY HOSPITAL	REDONDO BEACH	CA
132	11-0066 11-0219	SOUTH FULTON	ATLANTA	GA
133	45-0110	SOUTH PARK HOSPITAL & MEDICAL CENTER	LUBBOCK	TX
134	45-0697	SOUTHWEST GENERAL HOSPITAL	SAN ANTONIO	TX
135	11-0031	SPALDING REGIONAL HOSPITAL	GRIFFIN	GA

EXHIBIT 1: SETTLING HOSPITALS

	A	B	C	D
1	Pro. #	Hospital Name	City	State
136	19-0158	ST. CHARLES GENERAL HOSPITAL	NEW ORLEANS	LA
137	44-0183	ST. FRANCIS HOSPITAL	MEMPHIS	TN
138	28-0030	ST. JOSEPH HOSPITAL (CREIGHTON UNIVERSITY MEDICAL CENTER)	OMAHA	NE
139	03-0037	ST LUKE’S MEDICAL CENTER	PHOENIX	AZ
140	04-0041	ST. MARY’S REGIONAL MEDICAL CENTER	RUSSELLVILLE	AR
141	22-0028	ST. VINCENT HOSPITAL (WORCESTER MEDICAL CENTER)	WORCESTER	MA
142	26-0103 26-0210	ST. ALEXIUS HOSPITAL	SAINT LOUIS	MO
143	44-0228	ST. FRANCIS HOSPITAL-BARTLETT	BARTLETT	TN
144	10-0010 10-0288	ST. MARY’S HOSPITAL	WEST PALM BEACH	FL
145	05-0571	SUBURBAN MEDICAL CENTER	PARAMOUNT	CA
146	11-0065 11-1319	SYLVAN GROVE HOSPITAL	JACKSON	GA
147	03-0019	TEMPE ST LUKE’S HOSPITAL	TEMPE	AZ
148	45-0730	TRINITY MEDICAL CENTER	CARROLLTON	TX
149	45-0747	TRINITY VALLEY MEDICAL CENTER	PALESTINE	TX
150	03-0035	TUCSON GENERAL HOSPITAL	TUCSON	AZ
151	45-0423	TWELVE OAKS HOSPITAL	HOUSTON	TX
152	05-0633	TWIN CITIES COMMUNITY HOSPITAL	TEMPLETON	CA
153	26-0015	TWIN RIVERS REGIONAL MEDICAL CENTER	KENNETT	MO
154	44-0193	UNIVERSITY MEDICAL CENTER	LEBANON	TN
155	05-0660	USC KENNETH NORRIS JR CANCER HOSPITAL	LOS ANGELES	CA
156	05-0696	USC UNIVERSITY HOSPITAL	LOS ANGELES	CA
157	05-0449	VALLEY COMMUNITY HOSPITAL	SANTA MARIA	CA
158	39-0286	WARMINSTER HOSPITAL	WARMINSTER	PA
159	10-0268	WEST BOCA MEDICAL CENTER	BOCA RATON	FL
160	05-0065	WESTERN MEDICAL CENTER - SANTA ANA	SANTA ANA	CA
161	05-0594	WESTERN MEDICAL CENTER - ANAHEIM	ANAHEIM	CA
162	05-0328	WESTSIDE MEDICAL CENTER	LOS ANGELES	CA
163	05-0175	WHITTIER HOSPITAL	WHITTIER	CA
164	15-0014	WINONA MEMORIAL HOSPITAL	INDIANAPOLIS	IN
165	38-0010	WOODLAND PARK HOSPITAL	PORTLAND	OR
166	05-0021	WOODRUFF COMMUNITY HOSPITAL	LONG BEACH	CA

EXHIBIT 2:  DRG UPCODING HOSPITALS

	A	B
1	Pro.#	Hospital/Entity Name
2	05-0583	ALVARADO HOSPITAL MEDICAL CENTER
3	15-0022	AMI CULVER UNION HOSPITAL
4	45-0656	AMI NACOGDOCHES MEDICAL CENTER HOSP
5	05-0601	AMI TARZANA REGIONAL MEDICAL CENTER
6	10-0255	AMITOWN & COUNTRY HOSPITAL
7	01-0139	BROOKWOOD MEDICAL CENTER
8	05-0144	BROTMAN MEDICAL CENTER
9	45-0028	BROWNSVILLE MEDICAL CENTER
10	05-0240	CENTINELA HOSPITAL MEDICAL CENTER
11	04-0014	CENTRAL ARKANSAS HOSPITAL
12	34-0020	CENTRAL CAROLtNA HOSPITAL
13	05-0579	CENTURY CITY HOSPITAL
14	05-0550	CHAPMAN MEDICAL CENTER
15	05-0535	COASTAL COMMUNITIES HOSPITAL
16	05-0188	COMMUNITY HOSP LOS GATOS
17	05-0091	COMMUNITY HOSP OF HUNTINGTON PARK
18	45-0716	CYPRESS FAIRBANKS MED CTR HOSPITAL
19	10-0258	DELRAY MEDICAL HOSPITAL
20	45-0678	DOCTORS HOSPITAL (DALLAS)
21	05-0118	DOCTORS HOSPITAL OF MANTECA
22	05-0464	DOCTORS MEDICAL CENTER MODESTO
23	05-0522	DOCTORS MEDICAL CENTER PINOLE CAMPUS
24	05-0079	DOCTORS MEDICAL CTR SAN PABLO CAMPUS
25	42-0089	EAST COOPER REGIONAL MEDICAL CENTER
26	05-0158	ENCINO-TARZANA REGIONAL MEDICAL CTR
27	05-0570	FOUNTAIN VALLEY REGIONAL HOSPITAL
28	34-0116	FRYE REGIONAL MEDICAL CENTER
29	05-0230	GARDEN GROVE HOSPITAL & MEDICAL CENTER
30	05-0432	GARFIELD MEDICAL CENTER
31	45-0315	GARLAND COMMUNITY HOSPITAL
32	05-0615	GREATER EL MONTE COMMUNITY HOSPITAL
33	25-0125	GULF COAST MEDICAL CENTER
34	42-0080	HILTON HEAD HOSPITAL
35	45-0638	HOUSTON NORTHWEST MEDICAL CENTER
36	05-0693	IRVINE MEDICAL CENTER
37	19-0173	JOELLEN SMITH MEDICAL CENTER
38	05-0534	JOHN F KENNEDY MEMORIAL HOSPITAL
39	44-0144	JOHN W HARTON REGIONAL MED CENTER
40	19-0206	KENNER REGIONAL MEDICAL CENTER
41	29-0005	LAKE MEAD HOSPITAL MEDICAL CENTER
42	45-0742	LAKE POINTE MEDICAL CENTER
43	05-0581	LAKEWOOD REGIONAL MEDICAL CENTER
44	05-0551	LOS ALAMITOS MEDICAL CENTER
45	26-0120	LUCY LEE HOSPITAL (THREE RIVERS HEALTHACRE)
46	19-0152	MEADOWCREST HOSPITAL
47	10-0206	MEMORIAL HOSPITAL OF TAMPA
48	19-0135	MEMORIAL MED. CTR.—BAPTIST CAMPUS
49	19-0075 19-0260	MEMORIAL MED. CTR.—MERCY CAMPUS (LINDY BOGGS MEDICAL CENTER)
50	03-0017	MESA GENERAL HOSPITAL MEDICAL CENTER

EXHIBIT 2:  DRG UPCODING HOSPITALS

	A	B
1	Pro.#	Hospital/Entity Name
51	04-0118	METHODIST HOSPITAL OF JONESBORO (REGIONAL MEDICAL CENTER OF NEA)
52	45-0514	MID-JEFFERSON HOSPITAL
53	05-0477	MIDWAY HOSPITAL MEDICAL CENTER
54	19-0144	MINDEN MEDICAL CENTER INC
55	05.0591	MONTEREY PARK HOSPITAL
56	04-0078	NATIONAL PARK MEDICAL CENTER INC
57	11-0198	NORTH FULTON REGIONAL HOSPITAL
58	10-0237	NORTH RIDGE MEDICAL CENTER
59	19-0204	NORTHSHORE REGIONAL MEDICAL CENTER
60	45-0661	ODESSA REGIONAL HOSPITAL
61	10-0176	PALM BEACH GARDENS MEDICAL CENTER
62	10-0187	PALMETTO GENERAL HOSPITAL
63	10-0126	PALMS OF PASADENA HOSPITAL
64	45-0518	PARK PLACE MEDICAL CENTER
65	45-0659	PARK PLAZA HOSPITAL
66	42-0002	PIEDMONT MEDICAL CENTER
67	05-0589	PLACENTIA LINDA HOSPITAL
68	45-0002	PROVIDENCE MEMORIAL HOSPITAL
69	05-0312	REDDING MEDICAL CENTER
70	45-0379	RHD MEMORIAL MEDICAL CENTER
71	05-0029	SAINT LUKE MEDICAL CENTER
72	05-0588	SAN DIMAS COMMUNITY HOSPITAL
73	05-0689	SAN RAMON REGIONAL MEDICAL CTR
74	10-0249	SEVEN RIVERS COMMUNITY HOSPITAL
75	45-0668	SIERRA MEDICAL CENTER
76	05-0506	SIERRA VISTA REGIONAL MEDICAL CENTER
77	05-0459	SOUTH BAY
78	45-0110	SOUTH PARK HOSPITAL & MEDICAL CENTER
79	26-0002	SOUTHPOINTE HOSPITAL (LUTHERAN MEDICAL CENTER) (St. Alexius -Jefferson Campus)
80	45-0697	SOUTHWEST GENERAL HOSPITAL
81	11-0031	SPALDING REGIONAL HOSPITAL
82	19-0158	ST CHARLES GENERAL HOSPITAL
83	44-0183	ST FRANCIS HOSPITAL
84	28-0030	ST JOSEPH HOSPITAL (CREIGHTON UNIVERSITY MEDICAL CENTER)
85	03-0037	ST LUKE’S MEDICAL CENTER
86	04-0041	ST MARYS REGIONAL MEDICAL CENTER
87	22-0028	ST VINCENT HOSPITAL
88	05-0571	SUBURBAN MEDICAL CENTER
89	03-0019	TEMPE ST LUKE’S HOSPITAL
90	45-0730	TRINITY MEDICAL CENTER
91	03-0035	TUCSON GENERAL HOSPITAL
92	45-0423	TWELVE OAKS HOSPITAL
93	05-0633	TWIN CITIES COMMUNITY HOSPITAL
94	26-0015	TWIN RIVERS REGIONAL MEDICAL CENTER
95	44-0193	UNIVERSITY MEDICAL CENTER
96	05-0696	USC UNIVERSITY HOSPITAL
97	10-0268	WEST BOCA MEDICAL CENTER

EXHIBIT 2:  DRG UPCODING HOSPITALS

	A	B
1	Pro.#	Hospital/Entity Name
98	05-0175	WHITTIER HOSPITAL
99	15-0014	WINONA MEMORIAL HOSPITAL
100	05-0021	WOODRUFF COMMUNITY HOSPITAL
101		TENET HEALTHSYSTEM HEALTHCORP.
102		TENET HEALTHSYSTEM HOLDINGS, INC.
103		TENET HEALTHSYSTEM MEDICAL, INC.
104		TENET HEALTHSYSTEM HOSPITALS, INC.
105		ORNDA HOSPITAL CORP.

EXHIBIT 3: TIERED CHARGES HOSPITALS

Pro.#	Hospital Name	City	State

10-0258	DELRAY MEDICAL HOSPITAL	DELRAY BEACH	FL
34-0116	FRYE REGIONAL MEDICAL CENTER	HICKORY	NC
05-0551	LOS ALAMITOS MEDICAL CENTER	LOS ALAMITOS	CA
05-0696	USC UNIVERSITY HOSPITAL	LOS ANGELES	CA
05-0243	DESERT REGIONAL MEDICAL CENTER	PALM SPRINGS	CA
05-0158	ENCINO-TARZANA REGIONAL MEDICAL CTR	ENCINO	CA
44-0183	ST. FRANCIS HOSPITAL	MEMPHIS	TN
05-0188	COMMUNITY HOSP LOS GATOS	LOS GATOS	CA
05-0312	REDDING MEDICAL CENTER	REDDING	CA
19-0135	MEMORIAL MED, CTR. —BAPTIST CAMPUS	NEW ORLEANS	LA
05-0506	SIERRA VISTA REGIONAL MEDICAL CENTER	SAN LUIS OBISPO	CA
05-0583	ALVARADO HOSPITAL MEDICAL CENTER	SAN DIEGO	CA
01-0139	BROOKWOOD MEDICAL CENTER	BIRMINGHAM	AL
19-0204	NORTHSHORE REGIONAL MEDICAL CENTER	SLIDELL	LA
10-0029	NORTH SHORE MEDICAL CENTER	MIAMI	FL
26-0021	DEACONESS MEDICAL CENTER (FOREST PARK)	St. Louis	MO
26-0176	DEACONESS MEDICAL CENTER WEST (DES PERES)	St. Louis	MO
45-0379	RHD MEMORIAL MEDICAL CENTER	DALLAS	TX
29-0005	LAKE MEAD HOSPITAL MEDICAL CENTER	NORTH LAS VEGAS	NV
05-0240	CENTINELA HOSPITAL MEDICAL CENTER	INGLEWOOD	CA
04-0041	ST. MARY’S REGIONAL MEDICAL CENTER	RUSSELLVILLE	AR

EXHIBIT 4: PAYMENT SCHEDULE

Date	Outstanding Amount	Principal Payments	Interest	Interest Payments	Total Payment
11/1/2005	$725,000,000
11/30/2005			$2,376,113
12/31/2005			$2,539,983
1/31/2006			$2,539,983
2/28/2006			$2,294,178
3/31/2006			$2,539,983
4/30/2006			$2,458,048
5/31/2006			$2,539,983
6/30/2006	$275,000,000	$450,000,000	$2,458,048	$19,746,318	$469,746,318
7/31/2006			$963,442
8/31/2006			$963,442
9/30/2006			$932,363
10/31/2006			$963,442
11/30/2006			$932,363
12/31/2006			$963,442
1/31/2007			$963,442
2/28/2007			$870,205
3/31/2007			$963,442
4/30/2007			$932,363
5/31/2007			$963,442
6/30/2007			$932,363
7/31/2007			$963,442
8/31/2007			$963,442
9/30/2007			$932,363
11/1/2007	$15,197,517		$994,521
11/1/2007	$275,000,000	$24,231,795.52			$39,429,313
	$250,768,204
2/1/2008	$229,122,456	$21,645,748.41		2,586,047.11	$24,231,796
5/1/2008	$207,253,486	$21,868,970.19		2,362,825.33	$24,231,796
8/1/2008	$185,158,992	$22,094,493.95		2,137,301.57	$24,231,796
11/1/2008	$162,836,649	$22,322,343.42		1,909,452.10	$24,231,796
2/1/2009	$140,284,106	$22,552,542.58		1,679,252.94	$24,231,796
5/1/2009	$117,498,990	$22,785,115.68		1,446,679.84	$24,231,796
8/1/2009	$94,478,903	$23,020,087.18		1,211,708.34	$24,231,796
11/1/2009	$71,221,421	$23,257,481.83		974,313.69	$24,231,796
2/1/2010	$47,724,097	$23,497,324.61		734,470.91	$24,231,796
5/1/2010	$23,984,456	$23,739,640.77		492,154.75	$24,231,796
8/1/2010		$23,984,455.82		247,339.70	$24,231,796

EXHIBIT 5: DOCUMENTS FROM US ex rel. BARBARA v.
AMISUB

DOCUMENT ID No.	Doc. Date

FLAPP/502519 [aka 592519]	8/8/1995
FLAPP/532902-FLAPP/532903	8/10/1995
FLAPP/523364-FLAPP/523812	8/25/1995
FLAPP/509012-FLAPP/509018	1/5/1996
FLAPP/525010	1/11/1996
FLAPP/502531-FLAPP/502568	2/8/1996
FLAPP/549516-FLAPP/549569	4/9/1996
FLAPP/524978	5/22/1996
FLAPP/524977	6/5/1996
FLAPP/515211-FLAPP/515213	8/19/1996
FLAPP/534761-FLAPP/534799	10/7/1996
FLAPP/537000	1/11/1997
FLAPP/535361-FLAPP/535364	1/24/1997
FLAPP/516262	3/4/1997
FLAPP/551850-FLAPP/552014	6/23/1997
FLAPP/520805	7/17/1997
FLAPP/503490	7/31/1997
FLAPP/508381	7/31/1997
PLAPP/517971	8/29/1997
FLAPP/535733-FLAPP/535752	no date